UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 9, 2020

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act     (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on June 9, 2020. The following proposals were adopted by the margins indicated:

1.            Proposal to elect a Board of Directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

	Number of Shares
Director Name	For	Withheld	Broker Non-Votes
Craig W. Cooper	7,492,735	5,333,405	6,771,900
Stephen C. Jumper	12,115,954	710,186	6,771,900
Michael L. Klofas	9,530,538	3,295,602	6,771,900
Ted R. North	10,417,113	2,409,027	6,771,900
Mark A. Vander Ploeg	9,578,020	3,248,120	6,771,900

2.            Proposal to approve an amendment to the Company’s 2016 Stock and Performance Incentive Plan.

Number of Shares
For	9,587,459
Against	3,191,903
Abstain	46,778
Broker Non-Votes	6,771,900

3.            Proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Number of Shares
For	19,003,334
Against	492,335
Abstain	102,371

4.            Proposal to approve, on an advisory basis, the executive compensation of the named executive officers.

Number of Shares
For	9,172,065
Against	3,570,099
Abstain	83,976
Broker Non-Votes	6,771,900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: June 10, 2020	By:	/s/ James K. Brata

James K. Brata
Executive Vice President, Chief Financial Officer, Secretary and Treasurer